Exhibit 99.1

FOR IMMEDIATE RELEASE

TeraWulf Announces $15 Million Capital Contribution

Investment by Existing Shareholders, New Directors and Company Leadership Reflect Continued Confidence in Mining Operations Ramp

Company to Provide a Business Update on Thursday, March 17 at 5 p.m. ET

EASTON, Md. – March 16, 2022 – TeraWulf Inc. (NASDAQ: WULF) (“TeraWulf” or the “Company”), which was formed to own and operate fully integrated environmentally clean bitcoin mining facilities in the United States, today announced that existing shareholders, newly appointed directors, along with company leadership, have contributed approximately $15 million in new capital to the Company. The contribution was composed of the new issuance of $10 million of convertible preferred stock of TeraWulf to existing shareholders and newly appointed directors and the commitment by company leadership, led by Chief Executive Officer and chair of the board of TeraWulf Paul Prager, to purchase $5 million of the Company’s common stock.

Mr. Prager said, “We are now ramping mining operations at our Lake Mariner facility, with the Nautilus site expected to begin in the second half of the year, and continue to believe that TeraWulf is uniquely positioned to deliver shareholder value as a leading vertically-integrated, environmentally clean bitcoin miner.”

Business Update Conference Call

TeraWulf’s management team will host a conference call to provide a business update on Thursday, March 17, 2022 at 5:00 p.m. Eastern Time. Mr. Prager will provide an update on recent progress, including TeraWulf’s bitcoin mining operations at its Lake Mariner facility and its Nautilus Cryptomine Joint Venture, in association with Talen Energy Corporation in Pennsylvania.

All interested parties may access a live webcast of this conference call at www.terawulf.com, under “Investors" and "Webcasts and Presentations” tabs. The Company will not be hosting a question-and-answer session concluding the prepared remarks.

About TeraWulf

TeraWulf (Nasdaq: WULF) was formed by an experienced group of energy entrepreneurs to own and operate fully integrated environmentally clean bitcoin mining facilities in the United States. The Company is developing two mining facilities, Lake Mariner in New York and Nautilus Cryptomine in Pennsylvania, with the objective 800 megawatts of mining capacity deployed by 2025, enabling over 23 exahash per second of expected hashrate. TeraWulf will generate domestically produced bitcoin powered by nuclear, hydro and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus of ESG that ties direction to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

For more information on TeraWulf, please visit www.TeraWulf.com or follow @TeraWulfInc on Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf's management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward- looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of data mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf's operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, IKONICS and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; and (12) and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward- looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Contacts

TeraWulf
Michael Freitag / Joseph Sala / Lyle Weston
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449